Exhibit 99.1

HOWARD HUGHES HOLDINGS INC. REPORTS FIRST QUARTER 2026 RESULTS
Higher MPC land sales and continued leasing momentum drive year-over-year earnings growth

THE WOODLANDS, Texas, May 7, 2026 – Howard Hughes Holdings Inc. (NYSE: HHH) (the “Company,” “HHH,” “Howard Hughes,” or “we”) today reported first quarter 2026 results, highlighting higher MPC land sales, steady growth in recurring Operating Assets NOI, and progress on the Company’s transition to a diversified holding company. The financial statements, exhibits, and reconciliations of non-GAAP measures in the attached Appendix and the Supplemental Information at Exhibit 99.2 provide further detail of these results.

“Howard Hughes is building on the strength of its cash-generative real estate platform as we transform the Company into a diversified holding company focused on compounding intrinsic value per share,” said Bill Ackman, Executive Chairman of Howard Hughes. “Our pending acquisition of Vantage is a key step in that evolution, adding a second engine of long-duration earnings alongside our communities. Vantage is a specialty insurance and reinsurance business that we believe will broaden our earnings base, add a complementary source of long-duration capital, and expand our opportunity set as we allocate capital across multiple platforms while preserving the value creation embedded in our real estate business. Everything is still on track to close this transaction during the second quarter and commence this new growth phase for the company.”

First Quarter 2026 Highlights:

–Net income attributable to common stockholders decreased to $8.2 million in the current quarter, compared to $10.5 million in the prior-year period.
–Total Operating Assets Net Operating Income (NOI) was $73.1 million, an increase of $1.6 million or 2% compared to the prior-year period, reflecting modest increases across all property types and continued growth from strong leasing activity in both office and multifamily.
–Master Planned Communities (MPC) EBT totaled $84 million, up $21 million or 33% from the prior-year period, primarily due to increased residential acres sold in Bridgeland.
–Closed the final six units at Ulana Ward Village and commenced construction on The Launiu.
–Maintained a strong liquidity position with $1.8 billion of cash and cash equivalents, $515 million of undrawn capacity on its Secured Bridgeland Notes, $1.1 billion of undrawn lender commitments available for property development, subject to certain restrictions, and limited near-term debt maturities as of March 31, 2026.
–Closing of the previously announced agreement to acquire 100% of Vantage Group Holdings Ltd. (Vantage), a privately held leading specialty insurance and reinsurance company, for approximately $2.1 billion, is expected to occur during the second quarter of 2026.

“2026 is a pivotal year for Howard Hughes. Our communities are delivering strong land sales, healthy net new home demand, and continued leasing growth, and we are adding a second engine of long-duration earnings with Vantage,” said David R. O’Reilly, Chief Executive Officer of Howard Hughes. “MPC land sales increased 39% and net new home sales rose 11% in the quarter compared to last year, reinforcing the depth and durability of demand across our communities. At Ward Village, we completed Ulana and broke ground on The Launiu, which is already 74% pre-sold for delivery in 2028. As we close the Vantage acquisition, we are repositioning Howard Hughes as a diversified holding company built on recurring cash flows and disciplined capital allocation, designed to compound intrinsic value per share over decades, not quarters.”

Financial Highlights

MPC
–MPC revenue increased to $112.3 million, a 33% increase from the prior-year period.
–MPC EBT totaled $84.4 million, up $21.1 million or 33% compared to the prior-year period, primarily driven by strong residential land sales at Bridgeland.
–All MPC’s had an increase in net new home sales during the quarter compared to the prior-year period, with Bridgeland achieving a 12% increase, Summerlin a 6% increase, and The Woodlands Hills a 38% increase compared to the first quarter of 2025.

Operating Assets
–Operating Assets revenue increased to $119.2 million from $114.0 million in the prior-year period, and Total Operating Assets NOI increased to $73.1 million from $71.6 million.
–The year-over-year increase was primarily driven by 3% growth in Multifamily NOI and 2% growth in Office NOI.

Strategic Developments
–The final six units at Ulana Ward Village closed during the quarter; however, condominium sales net of cost of sales remained flat because Ulana is a workforce tower and closed at a breakeven gross margin as expected.
–The Company also commenced construction on The Launiu in the first quarter of 2026.

Financing Activity
–In February 2026, Howard Hughes Corporation (HHC), the Company’s wholly owned subsidiary, issued $500.0 million of 5.875% senior unsecured notes due 2032 and $500.0 million of 6.125% senior unsecured notes due 2034. HHC used the net proceeds to redeem its outstanding $750.0 million 5.375% senior unsecured notes due 2028, including premiums, accrued and unpaid interest and related expenses, and will use the remaining proceeds for general corporate purposes.
–Closed on a $300.0 million new five-year mortgage secured by Downtown Summerlin and a related interest rate swap resulting in a fixed interest rate of 5.52%.
–10285 Lakefront Medical Office exercised the first extension option to extend its maturity from March 2026 to March 2027.

Redesigned Supplemental Information Report

As Howard Hughes transitions into a diversified holding company, we expect our reporting framework to evolve. To that end, we are introducing a redesigned Supplemental Information report this quarter that will be posted to our website. The intent of the redesigned report is to better align our public disclosure with how management evaluates the business and to provide new metrics that help bridge the gap between company results and underlying value.

Following the anticipated closing of the Vantage transaction, our earnings base will include both real estate and insurance platforms, each with distinct economic drivers. As a result, we intend to move from supplemental annual guidance to longer-term objectives for each platform that better reflect how we allocate capital and manage the business through cycles.

Conference Call & Webcast Information

Howard Hughes Holdings Inc. will host its first quarter 2026 earnings conference call on Friday, May 8, 2026, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). A presentation accompanying this earnings release has been posted to the Investors section of the Company's website. Management will use this presentation during the call.

Please visit the Howard Hughes website to listen to the earnings call via a live webcast. For listeners who wish to participate in the question-and-answer session via telephone, please preregister using HHH’s earnings call registration webpage. All registrants will receive dial-in information and a PIN allowing them to access the live call. An on-demand replay of the earnings call will be available on the Company’s website immediately after the call for a period of one year.

We are primarily focused on creating shareholder value by increasing our per-share value creation and long-term cash generation. Often, the nature of our business results in short-term volatility in our net income due to the timing of MPC land sales, recognition of condominium revenue and operating business pre-opening expenses, and, as such, we believe the following metrics summarized below are most useful in tracking our progress towards net asset value creation.

	Three Months Ended March 31,
$ in thousands	2026	2025	$ Change	% Change
Operating Assets NOI (1)
Office	$33,712	$32,903	$809	2%
Retail	13,964	13,810	154	1%
Multifamily	16,288	15,763	525	3%
Other	1,695	1,542	153	10%
Operating Assets NOI	65,659	64,018	1,641	3%
Company's share of NOI from unconsolidated ventures	7,490	7,548	(58)	(1)%
Total Operating Assets NOI	$73,149	$71,566	$1,583	2%

MPC
Acres Sold - Residential	87	70	17	24%
Acres Sold - Commercial	6	—	6	NM
Price Per Acre - Residential	$984	$991	$(7)	(1)%
Price Per Acre - Commercial	$613	$—	$613	NM
MPC EBT	$84,376	$63,264	$21,112	33%

Strategic Developments
Condominium rights and unit sales	$3,134	$342	$2,792	NM
NM - Not Meaningful
(1)See the accompanying appendix for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measure provides useful information for investors.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings (HHH) is a holding company focused on growing long-term shareholder value. Through its real estate platform, Howard Hughes Communities, HHH owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including The Woodlands®, Bridgeland® and The Woodlands Hills® in Greater Houston; Summerlin® in Las Vegas; Teravalis™ in Greater Phoenix; Ward Village® in Honolulu; and Merriweather District in Columbia, Maryland. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). All statements other than statements of historical fact included in this press release are forward-looking statements. We claim the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, or business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “will,” “would,” and other statements of similar expression. Forward-looking statements should not be relied upon. They give our expectations about the future and are not guarantees. Forward-looking statements are not a guaranty of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Some of the risks, uncertainties and other important factors that may affect future results or cause actual results to differ materially from those expressed or implied by forward-looking statements include: (i) our ability to realize the anticipated benefits of the transactions with Pershing Square and our new strategy of becoming a diversified holding company; (ii) our ability to identify and consummate transactions as part of our new strategy of becoming a diversified holding company; (iii) risks inherent in acquiring or making investments in operating companies, especially companies in industries unrelated to our existing real estate business; (iv) our ability to satisfy the conditions to closing and consummate the proposed acquisition of Vantage (Vantage Transaction), integrate it into our operations, and realize the financial benefits currently anticipated from such acquisition; (v) our ability to realize the anticipated benefits of the spinoff of Seaport Entertainment Group Inc. that we completed in 2024; (vi) macroeconomic conditions such as volatility in capital markets, unstable economic and political conditions within the U.S. and foreign jurisdictions, geopolitical conflicts, and a prolonged recession in the national economy, including any adverse business or economic conditions in the homebuilding, condominium-development, retail, and office sectors; (vii) changes in trade policies, including tariffs or duties on construction or homebuilding materials, potential retaliatory actions by other countries, and related impacts on market conditions and business activity; (viii) our inability to obtain operating and development capital for our properties, including our inability to obtain or refinance debt capital from lenders and the capital markets; (ix) interest rate volatility and inflation; (x) the availability of debt and equity capital; (xi) our ability to compete effectively, including the potential impact of heightened competition for tenants and potential decreases in occupancy at our properties; (xii) general inflation, including core and wage inflation; commodity and energy price and currency volatility; as well as monetary, fiscal and policy interventions in anticipation of our reaction to such events, including changes in interest rates; (xiii) mismatch of supply and demand, including interruptions of supply lines; (xiv) extreme weather conditions or climate change, including natural disasters, that may cause property damage or interrupt business; (xv) the impact of water and electricity shortages; (xvi) contamination of our property by hazardous or toxic substances; (xvii) terrorist activity, acts of violence, or breaches of our or our vendors’ data security; (xviii) losses that are not insured or exceed the applicable insurance limits; (xix) our ability to lease new or redeveloped space; (xx) our ability to obtain the necessary governmental permits for the development of our properties and necessary regulatory approvals pursuant to an extensive entitlement process involving multiple and overlapping regulatory jurisdictions, which often require discretionary action by local governments; (xxi) increased construction costs exceeding our original estimates, delays or overruns, claims for construction defects, or other factors affecting our ability to develop, redevelop or construct our properties; (xxii) regulation of the portion of our business that is dedicated to the formation and sale of condominiums, including regulatory filings to state agencies, additional entitlement processes, and requirements to transfer control to a condominium association’s board of directors in certain situations, as well as potential defaults by purchasers on their obligations to purchase condominiums; (xxiii) fluctuations in regional and local economies, the impact of changes in interest rates on residential housing and condominium markets, local real estate conditions, tenant rental rates, and competition from competing retail properties and the internet; (xxiv) inherent risks related to disruption of information technology networks and related systems, including cyber security attacks; (xxv) our ability to attract and retain key personnel; (xxvi) our ability to collect rent and attract tenants; (xxvii) our indebtedness, including our $650,000,000 4.125% senior unsecured notes due 2029, $650,000,000 4.375% senior unsecured notes due 2031, $500,000,000 5.875% senior unsecured notes due 2032, and $500,000,000 6.125% senior unsecured notes due 2034, contain restrictions that may limit our ability to operate our business; (xxviii) our directors’ involvement or interests in other businesses, including real estate activities and investments; (xxix) our inability to control certain of our properties due to the joint ownership of such property and our inability to successfully attract desirable strategic partners; (xxx) our dependence on the operations and funds of our subsidiaries, including The Howard Hughes Corporation; (xxxi) catastrophic events or geopolitical conditions, such as international armed conflicts, or the occurrence of epidemics or pandemics; and (xxxii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Financial Presentation

As discussed throughout this release, we use certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. A non-GAAP financial measure used throughout this release is net operating income (NOI). We provide a more detailed discussion about this non-GAAP measure and a reconciliation to the most directly comparable GAAP measure in the appendix to this earnings release.

Contacts

Media Relations:
Cristina Carlson
Howard Hughes
cristina.carlson@howardhughes.com
646-822-6910

Francis McGill
Pershing Square
McGill@persq.com
212-909-2455

Investor Relations:
investorrelations@howardhughes.com
281-929-7700

HOWARD HUGHES HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended March 31,
thousands except per share amounts	2026	2025
REVENUES
Condominium rights and unit sales	$3,134	$342
Master Planned Communities land sales	99,573	71,642
Rental revenue	113,549	108,413
Other revenues	10,979	9,644
Builder price participation	8,682	9,287
Total revenues	235,917	199,328

EXPENSES
Condominium rights and unit cost of sales	3,134	242
Master Planned Communities cost of sales	34,742	25,214
Operating costs	53,033	50,789
Rental property real estate taxes	16,228	15,299
Provision for (recovery of) doubtful accounts	(59)	(156)
General and administrative	25,758	22,436
Depreciation and amortization	48,640	45,139
Other	3,892	4,797
Total expenses	185,368	163,760

OTHER
Gain (loss) on sale or disposal of real estate and other assets, net	—	13,729
Other income (loss), net	127	(1,367)
Total other	127	12,362

Operating income (loss)	50,676	47,930

Interest income	14,663	6,118
Interest expense	(41,790)	(41,094)
Gain (loss) on extinguishment of debt	(10,226)	—
Equity in earnings (losses) from unconsolidated ventures	(2,640)	1,320
Income (loss) before income taxes	10,683	14,274
Income tax expense (benefit)	2,618	3,436
Net income (loss)	8,065	10,838
Net (income) loss attributable to noncontrolling interests	161	(305)
Net income (loss) attributable to common stockholders	$8,226	$10,533

Basic income (loss) per share	$0.14	$0.21
Diluted income (loss) per share	$0.14	$0.21

HOWARD HUGHES HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

thousands except par values and share amounts	March 31, 2026	December 31, 2025
ASSETS
Master Planned Communities assets	$2,653,161	$2,635,077
Buildings and equipment	4,100,037	4,028,862
Less: accumulated depreciation	(1,124,704)	(1,082,124)
Land	307,625	307,625
Developments	1,569,667	1,477,615
Net investment in real estate	7,505,786	7,367,055
Investments in unconsolidated ventures	167,815	170,122
Cash and cash equivalents	1,835,829	1,468,507
Restricted cash	653,454	628,651
Accounts receivable, net	131,559	134,122
Municipal Utility District (MUD) receivables, net	532,689	459,729
Deferred expenses, net	166,082	160,966
Operating lease right-of-use assets	5,074	5,231
Other assets, net	249,827	245,078
Total assets	$11,248,115	$10,639,461

LIABILITIES
Mortgages, notes, and loans payable, net	$5,791,296	$5,109,828
Operating lease obligations	4,773	4,868
Deferred tax liabilities, net	166,143	164,472
Accounts payable and other liabilities	1,435,994	1,518,047
Total liabilities	7,398,206	6,797,215

EQUITY
Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized, 66,226,325 issued, and 59,630,969 outstanding as of March 31, 2026, 65,910,640 shares issued, and 59,370,353 outstanding as of December 31, 2025	662	659
Additional paid-in capital	4,462,910	4,458,838
Retained earnings (accumulated deficit)	(53,870)	(62,096)
Accumulated other comprehensive income (loss)	(2,381)	(1,827)
Treasury stock, at cost, 6,595,356 shares as of March 31, 2026, and 6,540,287 shares as of December 31, 2025	(624,521)	(620,118)
Total stockholders' equity	3,782,800	3,775,456
Noncontrolling interests	67,109	66,790
Total equity	3,849,909	3,842,246
Total liabilities and equity	$11,248,115	$10,639,461

Segment Earnings Before Taxes (EBT)

The Company has three business segments, Operating Assets, MPC, and Strategic Developments. EBT, as it relates to each business segment, includes the revenues and expenses of each segment, as shown below. EBT excludes corporate expenses and other items that are not allocable to the segments.

	Three Months Ended March 31,
thousands except percentages	2026	2025	$ Change
Operating Assets Segment EBT
Total revenues	$119,202	$114,002	$5,200
Total operating expenses	(50,925)	(48,817)	(2,108)
Segment operating income (loss)	68,277	65,185	3,092
Depreciation and amortization	(45,578)	(43,123)	(2,455)
Interest income (expense), net	(33,507)	(34,218)	711
Other income (loss), net	19	(196)	215
Equity in earnings (losses) from unconsolidated ventures	5,877	4,643	1,234
Gain (loss) on sale or disposal of real estate and other assets, net	—	9,979	(9,979)
Operating Assets segment EBT	$(4,912)	$2,270	$(7,182)

Master Planned Communities Segment EBT
Total revenues	$112,281	$84,454	$27,827
Total operating expenses	(47,877)	(38,205)	(9,672)
Segment operating income (loss)	64,404	46,249	18,155
Depreciation and amortization	(65)	(111)	46
Interest income (expense), net	21,712	16,786	4,926
Other income (loss), net	1,860	—	1,860
Equity in earnings (losses) from unconsolidated ventures	(3,535)	(3,410)	(125)
Gain (loss) on sale or disposal of real estate and other assets, net	—	3,750	(3,750)
MPC segment EBT	$84,376	$63,264	$21,112

Strategic Developments Segment EBT
Total revenues	$4,407	$854	$3,553
Total operating expenses	(8,089)	(4,366)	(3,723)
Segment operating income (loss)	(3,682)	(3,512)	(170)
Depreciation and amortization	(2,057)	(1,158)	(899)
Interest income (expense), net	4,974	4,646	328
Other income (loss), net	(889)	(1,262)	373
Equity in earnings (losses) from unconsolidated ventures	(4,982)	87	(5,069)
Strategic Developments segment EBT	$(6,636)	$(1,199)	$(5,437)

Appendix – Reconciliation of Non-GAAP Measures

Below are GAAP to non-GAAP reconciliations of certain financial measures, as required under Regulation G promulgated by the Securities and Exchange Commission. Non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Net Operating Income (NOI)

We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures.

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns.

A reconciliation of segment EBT to NOI for Operating Assets is presented in the table below:

	Three Months Ended March 31,
thousands	2026	2025	$ Change
Operating Assets Segment
Total revenues	$119,202	$114,002	$5,200
Total operating expenses	(50,925)	(48,817)	(2,108)
Segment operating income (loss)	68,277	65,185	3,092
Depreciation and amortization	(45,578)	(43,123)	(2,455)
Interest income (expense), net	(33,507)	(34,218)	711
Other income (loss), net	19	(196)	215
Equity in earnings (losses) from unconsolidated ventures	5,877	4,643	1,234
Gain (loss) on sale or disposal of real estate and other assets, net	—	9,979	(9,979)
Operating Assets segment EBT	(4,912)	2,270	(7,182)
Add back:
Depreciation and amortization	45,578	43,123	2,455
Interest (income) expense, net	33,507	34,218	(711)
Equity in (earnings) losses from unconsolidated ventures	(5,877)	(4,643)	(1,234)
(Gain) loss on sale or disposal of real estate and other assets, net	—	(9,979)	9,979
Impact of straight-line rent	(2,622)	(1,160)	(1,462)
Other	(15)	189	(204)
Operating Assets NOI	65,659	64,018	1,641

Company's share of NOI from equity investments	2,172	1,943	229
Distributions from Summerlin Hospital investment	5,318	5,605	(287)
Company's share of NOI from unconsolidated ventures	7,490	7,548	(58)
Total Operating Assets NOI	$73,149	$71,566	$1,583

Same Store NOI - Operating Assets Segment

The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in-service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties.

We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to Same Store Properties. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements.

	Three Months Ended March 31,
thousands	2026	2025	$ Change
Same Store Office
Houston, TX	$21,285	$21,933	$(648)
Columbia, MD	6,620	5,585	1,035
Las Vegas, NV	6,051	5,385	666
Total Same Store Office	33,956	32,903	1,053

Same Store Retail
Houston, TX	3,171	2,807	364
Columbia, MD	1,147	1,546	(399)
Las Vegas, NV	6,627	5,956	671
Honolulu, HI	2,920	3,502	(582)
Total Same Store Retail	13,865	13,811	54

Same Store Multifamily
Houston, TX	9,157	9,735	(578)
Columbia, MD	3,943	3,357	586
Las Vegas, NV	3,213	2,671	542
Company's share of NOI from unconsolidated ventures	1,967	1,721	246
Total Same Store Multifamily	18,280	17,484	796

Same Store Other
Houston, TX	1,207	1,201	6
Columbia, MD	91	(48)	139
Las Vegas, NV	356	365	(9)
Honolulu, HI	41	24	17
Company's share of NOI from unconsolidated ventures	5,523	5,827	(304)
Total Same Store Other	7,218	7,369	(151)
Total Same Store NOI	73,319	71,567	1,752

Non-Same Store NOI	(170)	(1)	(169)
Total Operating Assets NOI	$73,149	$71,566	$1,583